OMB APPROVAL
OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden
hours per response	14

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Alliance One International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALLIANCE ONE INTERNATIONAL, INC.

8001 Aerial Center Parkway

Morrisville, North Carolina 27560

Notice of Annual Meeting of Shareholders

To be Held July 31, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Alliance One International, Inc. (the “Company”), to be held at the North Raleigh Hilton Hotel, Ballroom G, 3415 Wake Forest Road, Raleigh, North Carolina, on Thursday, July 31, 2008 at 10:00 a.m. to:

(a)	elect four directors for a three-year term expiring in 2011; and

(b)	ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2009; and

(c)	transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on May 30, 2008 will be entitled to vote at the meeting.

The Company’s proxy statement and proxy are enclosed, as is the Annual Report to shareholders for the fiscal year ended March 31, 2008.

By Order of the Board of Directors

Henry C. Babb
Secretary

July 10, 2008

Important Notice Regarding the Availability of Proxy Materials

for

The Annual Meeting of Shareholders to be Held on July 31, 2008

The Proxy Statement and Annual Report are available on the internet at: http://www.aointl.com

YOUR VOTE IS VERY IMPORTANT TO US. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE EITHER: (I) COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, OR (II) VOTE BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

ALLIANCE ONE INTERNATIONAL, INC.

PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS

1.	When and how was Alliance One International, Inc., formed?

On May 13, 2005, we completed the merger (the “Merger”) of Standard Commercial Corporation (“Standard Commercial”) with and into DIMON Incorporated (“DIMON”). Immediately following the Merger, DIMON changed its name to Alliance One International, Inc. (“Alliance One” or the “Company”).

2.	Who is soliciting my proxy?

The Board of Directors is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, July 31, 2008, in order to provide you the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting in person.

3.	Who pays for the solicitation of proxies?

Alliance One bears the cost of soliciting proxies, and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of stock. The Company may utilize employees to solicit proxies by mail, in person or by telephone. If necessary, the Company may engage the services of a proxy solicitor and would also bear the cost of such firm’s services and out-of-pocket expenses.

4.	Who is entitled to vote?

You may vote if you owned shares of Alliance One common stock on May 30, 2008, the date established by the Board for determining shareholders entitled to vote at the annual meeting. On that date there were 88,896,650 shares of common stock outstanding and entitled to vote, with each such share having the right to one vote.

5.	What is the difference between holding shares as a registered shareholder and holding the shares in street name?

If your shares are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company (“American Stock Transfer”), you are considered a registered shareholder with respect to those shares.

If your shares are held in a brokerage account or by a bank, you hold the shares in street name.

6.	How do I vote my shares?

Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.

If you are a registered shareholder, you may vote your shares: (i) by returning a properly executed proxy card in the envelope provided; or (ii) via the internet at www.proxyvote.com (have your proxy card in hand when you access the website); or (iii) in person at the Annual Meeting.

If you hold your shares in street name, you may vote: (i) via the internet, by telephone or by returning by mail a properly executed proxy card, depending upon the method(s) made available by your bank or broker; or (ii) in person at the Annual Meeting; however, to vote in person at the Annual Meeting you must contact your bank or broker and obtain a legal proxy to bring to the Annual Meeting.

7.	Will my shares be voted if I do not return my proxy card or instruction form?

If you are a registered shareholder or if you hold restricted stock, your shares will not be voted unless (i) your proxy card is signed and returned, (ii) you vote by internet, or (ii) you attend the Annual Meeting and vote in person.

If your shares are held in street name, your shares may be voted even if you do not vote by internet, by telephone or by providing voting instructions on your proxy card. Brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to vote shares on behalf of their customers on certain “routine” matters. The election of directors and the ratification of the selection of independent auditors are considered routine matters for which brokerage firms may vote shares without voting instructions from the customer.

8.	What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of the shares. For assistance consolidating your accounts to the extent possible, you may contact our transfer agent, American Stock Transfer, at 1-866-627-2656.

9.	Can I change my vote after returning my proxy card or instruction form?

If you are a registered shareholder you may revoke your proxy at any time before it is voted. A proxy can be changed or revoked by voting in person at the Annual Meeting, delivering another later dated proxy, or notifying Alliance One’s Secretary in writing that you want to change or revoke your proxy.

If you hold your shares in nominee or “street name” through a bank or broker, you must follow the instructions provided by your bank or broker, or contact your bank or broker regarding the revocation of your proxy. If you have obtained a legal proxy from your bank or broker giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.

All signed proxies that have not been revoked will be voted at the meeting.

10.	How many votes are needed to hold the meeting?

A quorum is necessary to conduct business at the annual meeting. A quorum is a majority of the issued and outstanding shares of Alliance One common stock as of May 30, 2008, either present in person or represented by proxy at the meeting. Abstentions, withheld votes and shares held by a broker or bank on behalf of their customers that are voted on any matter are counted for purposes of establishing a quorum at the meeting.

If a quorum is not present, the meeting may be adjourned from time to time by the vote of a majority of the shares present without notice other than announcement at the meeting.

11.	What items of business will be conducted at the meeting?

•	The election of four members to the Board of Directors to serve until the 2011 annual meeting, or until the election of their respective successors.

•	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2009.

•	Any other business properly brought before the meeting.

12.	How many votes are needed to elect the nominees for director?

The election of each nominee for director requires a plurality of the votes cast by shareholders entitled to vote at the meeting. Because directors are elected by a plurality, abstentions, withheld votes and broker non-votes will have no effect on their election.

However, pursuant to the Company’s Corporate Governance Guidelines, an incumbent director who is not reelected by a majority of the votes cast for his or her election must promptly tender his or her resignation following certification of the shareholder vote. Thereafter, the Board, acting on the recommendation of the Governance and Nominating Committee, must determine whether to accept the resignation within 90 days after the certification of the shareholder vote.

13.	How many votes are needed to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors?

The selection of Deloitte & Touche, LLP as the Company’s independent auditors will be ratified if the votes cast “For” exceed the votes cast “Against.” Abstentions and broker non-votes will not be included in the vote totals for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.

14.	What if I do not specify how I want my shares voted?

Unless you specify to the contrary, all of your shares represented by valid proxies will be voted “FOR” the election of all director nominees, “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors, and in accordance with the discretion of the proxy holders on any other matter that properly comes before the annual meeting.

15.	What if a nominee for director becomes unavailable for election?

In the event that any nominee becomes unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, shares represented by proxy will be voted for the substitute nominee.

16.	How will proxies be voted on other matters that are properly brought before the meeting?

The Company is not aware of any other business to be presented at the meeting. However, if any other matter is properly brought before the meeting, the proxies received will be voted on those items in accordance with the discretion of the proxy holders.

17.	Will the directors be present at the meeting?

It is Alliance One’s policy that directors attend the annual meetings of shareholders and we currently expect all of our directors to attend the 2008 Annual Meeting.

18.	Will shareholders have an opportunity to ask questions at the meeting?

Yes. Following the business portion of the meeting, Company representatives will be available to answer shareholder questions.

GOVERNANCE OF THE COMPANY

The Board fosters and encourages an environment of strong corporate governance, including disclosure controls and procedures, internal controls, fiscal accountability, high ethical standards and compliance with applicable policies, laws and regulations. Re-examining Company practices and setting new standards is an ongoing process as the area of corporate governance continues to evolve. Therefore, the Board will review and modify its governance practices and documents as needed upon the recommendation of the Governance and Nominating Committee.

Shareholder Access to Governance Documents

Website

The Company’s governance-related documents are available on its website at www.aointl.com. Available documents include the Company’s Corporate Governance Guidelines, Code of Business Conduct and charters of the Audit, Executive Compensation, Finance and Governance and Nominating Committees. When changes are made to any of these documents, updated copies are posted on the website as soon as practical thereafter.

Written Request

Copies of the Company’s governance documents are also available, free of charge, by written request addressed to: Corporate Secretary, Alliance One International, Inc., 8001 Aerial Center Parkway, P. O. Box 2009, Morrisville, North Carolina 27560.

Communications to the Board of Directors

Shareholders and interested parties may communicate with the Board of Directors, any committee of the Board, the Lead Independent Director or any individual director, as appropriate. Communications must be made in writing to the Corporate Secretary, Alliance One International, Inc., 8001 Aerial Center Parkway, P. O. Box 2009, Morrisville, North Carolina 27560. The Secretary will determine in his good faith judgment which communications to relay to the applicable directors.

See the paragraphs entitled “Shareholder Nominations - 2009 Annual Meeting” and “Shareholder Proposals - 2009 Annual Meeting,” for guidelines specific to those types of communications with the Board.

Code of Business Conduct

Alliance One has a Code of Business Conduct that clearly defines the Company’s expectations for legal and ethical behavior on the part of every Alliance One director, officer, employee and agent. The Code of Business Conduct also governs Alliance One’s principal financial officer and principal accounting officer. It is designed to deter wrongdoing and promote honest and ethical business conduct in all aspects of the Company’s affairs. Any waiver of the Code of Business Conduct for any director or executive officer would require approval by the Board of Directors and would be disclosed immediately thereafter to shareholders via the Company’s website, www.aointl.com.

Corporate Governance Guidelines

The Alliance One Corporate Governance Guidelines, in conjunction with the charters of key Board committees, inform shareholders, employees, customers and other constituents of the Board’s principles as a governing body. The Guidelines are reviewed at least annually by the Board.

Among other provisions, the Company’s Corporate Governance Guidelines provide that prospective Directors are not to be nominated for election to the Board after their 75th birthday. As previously disclosed in the Current Report on Form 8-K filed on June 3, 2008, upon the recommendation of the Governance and Nominating Committee, the Board of Directors approved the waiver of such guideline with regard to the nomination of Mr. Joseph L. Lanier, Jr. for reelection to the Board at this year’s annual meeting. Mr. Lanier abstained from participating in either the recommendation or approval of the waiver of such guideline.

Determination of Independence of Directors

For a director to be deemed “independent,” the Board of Directors of Alliance One must affirmatively determine that the director has no material relationship with Alliance One either directly or as a partner, shareholder or officer of an organization that has a relationship with Alliance One. In making this determination, the Board applies the following standards:

•

A director who is an employee, or whose immediate family member is an executive officer of Alliance One, is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

•

A director who receives (or whose immediate family member serving as an executive officer receives) more than $100,000 per year in direct compensation from Alliance One is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not count toward the $100,000 limitation.

•

A director who is affiliated with or employed by (or whose immediate family member is affiliated with or employed by) a present or former internal or external auditor of Alliance One is not independent until three years after the end of either the affiliation or the employment or auditing relationship.

•

A director who is employed (or whose immediate family member is employed) as an executive officer of another company where any of Alliance One’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.

•

A director who is an executive officer or an employee (or whose immediate family member is an executive officer) of a company that makes payments to, or receives payments from, Alliance One for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Governance and Nominating Committee Process

Alliance One’s Board of Directors has a Governance and Nominating Committee composed entirely of independent directors and governed by a charter. As stated in the charter, it is the responsibility of the Committee to identify and evaluate potential candidates to serve on the Board. Candidates may be identified through a variety of means, including professional or personal contacts of directors, shareholder recommendations or a third party firm engaged in the recruitment of directors.

Candidates are assessed by the Committee in view of the responsibilities, qualifications and independence requirements set forth in the Corporate Governance Guidelines. Candidate assessment begins with a review of the candidate’s background, education, experience and other qualifications. Candidates viewed favorably by the Committee then meet, either individually or collectively, with the Chairman of the Board, the Chairman of the Governance and Nominating Committee and other directors as appropriate, prior to being recommended for election to the Board.

An invitation to join the Board of Directors is extended only after a candidate’s qualifications have been reviewed by the Committee, the Committee has formally recommended the candidate to the Board for approval, and the Board has approved the candidate’s election by a majority vote. Invitations are extended on behalf of the Board by the Chairman.

The Committee may engage the services of a third party to assist in the recruitment of directors as necessary. To date, the Committee has not engaged the services of such a firm.

Minimum Director Qualifications

In order to qualify for service on the Alliance One Board of Directors, an individual must possess the following characteristics: integrity; the ability to actively participate in and contribute to the deliberations of the Board; the capacity and desire to represent the balanced, best interests of the shareholders; and sufficient time available to devote to the responsibilities of a director. Determination of whether an individual meets these qualifications is made in the business judgment of the Board.

Shareholder Nominations – 2009 Annual Meeting

Any shareholder entitled to vote in the election of directors generally may nominate at a meeting one or more persons for election as a director if written notice of such nomination or nominations is delivered or mailed to the Secretary of the Corporation in accordance with the Company’s Bylaws, which state that such notification must include:

•	the name, age and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the nominee’s qualifications to serve as a director;

•	the name and residence address of the notifying shareholders; and

•	the number of shares owned by the notifying shareholder.

To be received in accordance with the Company’s Bylaws, nominations for the 2009 Annual Meeting must be received not earlier than May 17, 2009 nor later than June 11, 2009. The Secretary of the Corporation will deliver all such notices to the Governance and Nominating Committee which will consider such candidates. The Governance and Nominating Committee shall thereafter make its recommendation to the Board of Directors, and the Board of Directors shall in turn make its determination with respect to whether such candidate should be nominated for election as a director.

Shareholder Proposals – 2009 Annual Meeting

To be considered for inclusion in the Company’s proxy statement for the 2009 Annual Meeting, shareholder proposals must be submitted in writing to the Secretary of the Corporation by March 12, 2009 and must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, the laws of the Commonwealth of Virginia and the Bylaws of the Company.

Pursuant to the Bylaws of the Company, in order for any business not included in the proxy statement for the 2009 Annual Meeting to be brought before the Annual Meeting by a shareholder, the proposal must be submitted in writing by May 11, 2009. The notice must include as to each matter the shareholder proposes to bring before the Annual Meeting:

•	a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

•	the name and record address of the shareholder proposing the business;

•	the number of shares beneficially owned by the shareholder; and

•	any material interest the shareholder has in such business.

BOARD OF DIRECTORS

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors will consist of ten directors, divided into three classes as nearly equal in number as possible. Typically, each class of directors serves for three years and one class is elected at each annual meeting. The four directors nominated for election at the 2008 annual meeting to serve three-year terms are Mr. C. Richard Green, Jr., Mr. Nigel G. Howard, Mr. Joseph L. Lanier, Jr., and Mr. William S. Sheridan.

The Governance and Nominating Committee has recommended to the Board of Directors and the Board of Directors has approved, each of the nominees for election to the Board of Directors. Each nominee is currently a director of Alliance One, and has been determined by the Board to be independent from management. All nominees have consented to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Director Biographies

The following information is furnished with respect to the Company’s directors and nominees:

Class II

Nominees for the Term Expiring in 2011

C. Richard Green, Jr. – Age 64, Director since 2003

Retired since April 2002. Non-Executive Director of ITC Limited, a company in India engaged in operating hotels, agricultural exports and manufacturing cigarettes and paperboard, from July 1999 to April 2008. Regional Director of British American Tobacco, a multinational tobacco company, from January 1999 to April 2002.

Nigel G. Howard – Age 62, Director since 2005

Retired since December 2003. Non-Executive Chairman of Zotefoams PLC, a manufacturer of industrial foams, from January 2007 to present, and Non-Executive Director of Zotefoams since January 2006. Deputy Chief Executive of The Morgan Crucible Company plc, a designer, developer and supplier of products made from carbon, ceramic and magnetic materials, from September 2002 to December 2003, and Director of The Morgan Crucible Company from September 1992 to December 2003. Deputy Chairman, Assam Carbon Products, Ltd., India, March 1977 to August 2005.

Other public company directorships: Zotefoams PLC

Joseph L. Lanier, Jr. – Age 76, Director since 1995

Retired since August 2006. Chairman of the Board of Dan River, Inc., a textile manufacturer, from November 1989 to August 2006. Chief Executive Officer of Dan River, Inc. from November 1989 to February 2005. Non-Executive Chairman of the Board of DIMON from May 1999 to February 2003.

Other public company directorships: Flowers Foods, Inc.; Torchmark Corporation

William S. Sheridan – Age 54, Director since 2005

Executive Vice President and Chief Financial Officer, Sotheby’s, an auctioneer of fine arts and antiques, since 1996. Prior thereto, Mr. Sheridan was a partner at the accounting and consulting firm of Deloitte & Touche.

Class III

Directors with Terms Expiring in 2009

John M. Hines – Age 68, Director since 1995

Private investor and consultant since 1996. Consultant to DIMON from July 1996 to June 1998. Executive Vice President of DIMON from April 1995 to June 1996.

Mark W. Kehaya – Age 40, Director since 2005

Partner at Meriturn Partners, LLC, an investment firm specializing in restructurings and turnarounds of middle-market companies, since January 2002. President, CEO and COO of Eturn Communications, Inc., a software solutions provider, from November 2000 to October 2001. Employed by Standard Commercial beginning in April 1993, serving variously as Assistant to the President, Finance Director of the Tobacco Division, Vice President-Planning, and as Chief Executive Officer of Standard Commercial’s tobacco processing facility in St. Petersburg, Russia, until March 2000.

Martin R. Wade, III – Age 59, Director since 2001

President and Chief Executive Officer of Broadcaster, Inc. (formerly International Microcomputer Software Inc.), an internet company offering a social video network, since September 2006, and Chief Executive Officer of International Microcomputer Software Inc., since September 2001. Director, President and Chief Executive Officer of Digital Creative Development Corporation (DC2), a developer of entertainment content companies focusing on broadband content delivery and providing Internet-related business-to-business services, from May 2001 to August 2001. Director and Executive Vice President of DC2 from June 2000 to April 2001. Managing Director of Prudential Securities, Inc., a global securities firm, from May 1998 to June 2000.

Other public company directorships: Broadcaster Inc.; Nexmed, Inc.

Class I

Directors with Terms Expiring in 2010

Robert E. Harrison – Age 54, Director since 2005

Chairman of the Board of Directors of Alliance One since August 16, 2008. President and Chief Executive Officer of Alliance One since January 1, 2007. President and Chief Operating Officer of Alliance One from May 13, 2005 to December 31, 2006. President and Chief Executive Officer of Standard Commercial from August 1996, and Chairman of its Board of Directors from August 2003 to May 13, 2005.

B. Clyde Preslar – Age 54, Director since 2005

Chief Financial Officer of RailAmerica, Inc., a leading short line and regional rail service provider, since May 2008. Private consultant December 2006 to April 2008. Executive Vice President and Chief Financial Officer of Cott Corporation, a manufacturer of beverage products, from August 2005 to December 2006. Vice President and Chief Financial Officer of Lance, Inc., a manufacturer, marketer and distributor of snack food products, from February 2002 to August 2005, and Secretary of Lance from April 1996 to August 2005.

Norman A. Scher – Age 70, Director since 1995

Vice Chairman of the Board of Directors of Tredegar Corporation, a manufacturer of plastic films and aluminum extrusions, since March 2006. President and Chief Executive Officer of Tredegar from September 2001 through February 2006. Executive Vice President and Chief Financial Officer of Tredegar from July 1989 to September 2001.

Other public company directorships: Tredegar Corporation.

Independence

The Board has affirmatively determined that the directors and nominees listed herein, with the exception of Mr. Harrison, are independent as that term is defined under the Corporate Governance Standards of the New York Stock Exchange. The Board has adopted categorical standards, which are discussed above under “Governance of the Company,” to assist it in making its independence determinations and, with the exception of Mr. Harrison who is an employee of the Company, each director and nominee listed above meets such categorical standards.

Board Committees and Membership

The Board has standing Audit, Executive, Executive Compensation, Finance and Governance and Nominating Committees. With the exception of the Executive Committee, each committee operates under a charter approved by the Board. Such charters, containing descriptions of the committees’ responsibilities, are available on our website, www.aointl.com. All members of the Audit, Executive Compensation and Governance and Nominating Committees meet the requirements for independence set forth by the New York Stock Exchange in Section 303A.02 of the Listed Company Manual.

The following table indicates the current membership of, and number of meetings held during fiscal year 2008 by, each committee of the Board:

Name	Audit		Executive		Executive Compensation		Finance		Governance and Nominating
Mr. Green	X		X
Mr. Harrison			X
Mr. Hines							X		X
Mr. Howard					X
Mr. Kehaya							X	*
Mr. Lanier					X				X	*
Mr. Preslar	X	*
Mr. Scher					X	*
Mr. Sheridan			X	*					X
Mr. Wade	X						X
FY 2008 Meetings	11		0		9		4		5

*	Chair

The Audit Committee currently consists of Mr. Preslar (Chairman), Mr. Green and Mr. Wade. This Committee’s principal responsibilities include overseeing accounting policies, auditing and reporting practices; selecting, overseeing, evaluating, compensating and replacing independent auditors; overseeing the internal audit function; evaluating the adequacy and effectiveness of internal controls and risk management policies; overseeing compliance with legal and regulatory requirements; providing for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters; and preparing a committee report for inclusion in the annual proxy statement.

The Executive Committee currently consists of Mr. Sheridan (Chairman), Mr. Green and Mr. Harrison. This Committee meets on call and has the authority to act in behalf of the Board when the full Board is not in session.

The Executive Compensation Committee currently consists of Mr. Scher (Chairman), Mr. Howard and Mr. Lanier. This Committee’s principal responsibilities include reviewing and approving incentive compensation and equity-based plans consistent with shareholder-approved plans; where appropriate, making recommendations to the Board with respect to new incentive compensation plans and equity-based plans for Board or shareholder approval; reviewing and approving salaries and incentive awards for executive officers; reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the “CEO”); evaluating CEO performance; recommending to the independent directors the compensation of the CEO, including base salary and incentive awards; and preparing a committee report on executive compensation for inclusion in the annual proxy statement.

The Finance Committee currently consists of Mr. Kehaya (Chairman), Mr. Hines and Mr. Wade. This Committee’s principal responsibility is to assist the Board with regard to the Company’s financial policies and practices.

The Governance and Nominating Committee currently consists of Mr. Lanier (Chairman), Mr. Hines and Mr. Sheridan. This Committee’s principal responsibilities include analyzing the structure, size and composition of the Board; developing and monitoring director selection criteria; identifying, recruiting, evaluating and recommending to the Board qualified nominees for election to the Board of Directors at the Annual Meeting of Shareholders; reviewing and recommending to the Board Corporate Governance Guidelines; overseeing the adoption and periodic review of committee charters; overseeing the Company’s Compliance Program; recommending to the Board, when appropriate, the removal of a director; recommending to the Board directors to serve as Chairman, Lead Independent Director, committee chairs and committee members; recommending to the Board the retirement policy and remuneration of non-employee directors; providing for Board and committee self-evaluations; and reporting to the Board its conclusions regarding the Board’s effectiveness and performance.

Board Meetings

Alliance One’s non-management directors, all of whom are independent as that term is defined by the Corporate Governance Standards of the New York Stock Exchange, meet regularly in executive session. In accordance with Alliance One’s Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of non-management directors. During fiscal year 2008, Mr. Sheridan served as Lead Independent Director. The Board typically determines the Lead Independent Director at the first meeting of the Board of Directors following the annual shareholders’ meeting in conjunction with committee assignments.

During fiscal year 2008, there were five meetings of the Board of Directors, and no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he served. All thirteen directors then in office attended the 2008 annual meeting.

Compensation of Directors

Directors who are employees of the Company or its subsidiaries or who serve as paid consultants to the Company are not compensated for their services as director. The following table represents the fiscal 2008 compensation for all directors other than (i) Mr. Harrison, whose compensation as Chief Executive Officer is disclosed herein under the section entitled “Executive Compensation Tables,” and (ii) Mr. Harker, who resigned from the Board effective August 16, 2007, and whose compensation as an employee and consultant to the Company is described in footnote six below.

Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	Total ($)

C. Richard Green	$53,000	$45,628	$0	$98,628

John M. Hines	$49,250	$45,628	$0	$94,878

Nigel G. Howard	$43,950	$45,628	$0	$89,578

Mark W. Kehaya	$45,125	$45,628	$0	$90,753

Gilbert L. Klemann, II (4)	$31,250	$0	$0	$31,250

Joseph L. Lanier, Jr.	$57,625	$45,628	$0	$103,253

Albert C. Monk, III (5)	$10,543	$0	$0	$10,543

B. Clyde Preslar	$57,625	$45,628	$0	$103,253

Norman A. Scher	$53,250	$45,628	$0	$98,878

William S. Sheridan	$56,125	$45,628	$0	$101,753

Martin R. Wade, III	$58,500	$45,628	$0	$104,128

(1)	Non-employee directors (directors who are neither employees nor paid consultants of the Company) receive an annual cash retainer paid in quarterly installments. During the first quarter of the 2008 fiscal year, such retainer payments were based on the following schedule:

Type of Service	Annual Retainer
Board Member		$20,000
Audit Committee Chair	+$	5,000
Executive Compensation Committee Chair	+$	3,000
Audit Committee Member	+$	3,000
Executive Committee Chair	+$	2,000
Governance & Nominating Committee Chair	+$	2,000
Finance Committee Chair	+$	2,000
Lead Independent Director	+$	10,000

Upon the recommendation of the Governance and Nominating Committee, the Board of Directors approved the following revised annual retainer schedule, effective July 1, 2008:

Type of Service	Annual Retainer
Board Member		$33,000
Audit Committee Chair	+$	7,500
Executive Compensation Committee Chair	+$	5,000
Executive Committee Chair	+$	2,500
Finance Committee Chair	+$	2,500
Governance & Nominating Committee Chair	+$	2,500
Lead Independent Director	+$	10,000

Throughout the 2008 fiscal year, non-employee directors also received a fee of $1,500 for each board meeting attended in person or by phone, and $1,000 for each committee meeting attended in person or by phone.

(2)	Pursuant to the Incentive Plan approved by shareholders on August 16, 2007 (the “2007 Incentive Plan”), non-employee directors may be granted common stock, performance shares or options to purchase common stock for a per share exercise price equal to the fair market value of one share of common stock on the date of the grant. On August 16, 2007, pursuant to the 2007 Incentive Plan and upon approval by the Board, each non-employee director was awarded 6,100 shares of restricted stock. The restricted stock has a vesting date of one year from the date of grant. The values shown for the restricted stock reflect the grant date fair value calculated in accordance with SFAS 123R associated with these restricted shares on the date of grant.
(3)	Alliance One’s non-employee directors were previously eligible to participate in a Compensation Deferral Plan, which was approved by the Board on June 23, 2003, but frozen as of December 31, 2004. Mr. Lanier was the only participant in the plan during fiscal year 2008. No deferrals were made during the year, and no future deferrals may be made to such plan. Under the Compensation Deferral Plan, a non-employee director could elect to defer all or any portion of the cash or equity based compensation received and have the deferred amount credited to a notional account under such plan. Cash compensation deferred is adjusted monthly for investment gains and losses using the 10-year Treasury Bond Index as a benchmark. Stock based compensation deferred is adjusted monthly for gains and losses using the month-end closing price of Alliance One common stock as a benchmark. The Compensation Deferral Plan is unfunded. Withdrawals from the Plan are not permitted until the termination of a participating director’s service on the Board. The aggregate change in value of Mr. Lanier’s account under the plan, including the changes in the closing price of Alliance One common stock, from April 1, 2007 to March 31, 2008, was a decrease of $47,593.
(4)	Mr. Klemann resigned from the Board of Directors effective as of February 7, 2008, following his resignation from his position at Avon Products, Inc., and acceptance of the position of Executive Vice President, Worldwide General Counsel and Secretary of Sotheby’s. Mr. Klemann tendered his resignation from the Board of Directors in accordance with the Company’s Corporate Governance Guidelines, which provide that directors who experience a significant change in principal occupation or business association should volunteer to resign from the Board. The Board of Directors accepted Mr. Klemann’s resignation due to the fact that another director, Mr. William S. Sheridan, is also an executive officer of Sotheby’s.
(5)	Mr. Monk withdrew his name from consideration as a nominee for director at the 2007 annual shareholders meeting, and resigned from the Board of Directors effective as of the close of the 2007 annual shareholders meeting.
(6)	Brian J. Harker, the Company’s former Chief Executive Officer, served on the Board of Directors through August 16, 2007. As an employee of the Company, he was not entitled to compensation for his services as a director. During fiscal 2008, Mr. Harker received (i) $229,167 as salary in his capacity as an employee of the Company through August 16, 2007, (ii) $45,000 in consulting fees for the period beginning on September 1, 2007 and ending February 29, 2008, and (iii) $539,147.11 in severance and related payments. Mr. Harker’s severance arrangements have been described in the Company’s proxy statement for the 2007 annual meeting and in the Current Report on Form 8-K filed August 22, 2007.

Other Agreements and Business Relationships

Messrs. Hines and Monk had employment agreements with the Company prior to their retirements, effective July 1, 1996 and December 31, 1999, respectively. Under his employment agreement, as amended, Mr. Hines is entitled to receive annual payments of $120,000 through October 31, 2011. Mr. Monk is entitled to receive an annual retirement benefit of $190,000 through 2009 under the terms of his employment agreement. Thereafter, Mr. Monk will be entitled to his SERP retirement benefit.

OWNERSHIP OF EQUITY SECURITIES

Stock Ownership of Management

The following table provides information as of April 30, 2008, with respect to the direct and indirect ownership of common stock by (1) each director and nominee for director; (2) each of the Company’s named executive officers; and (3) all directors, nominees and executive officers of the Company as a group. On April 30, 2008, there were 88,896,650 shares of Alliance One common stock outstanding, which number does not include shares owned by wholly-owned subsidiaries of the Company which are not entitled to vote their shares or to receive any dividends with respect to such shares.

Name of Beneficial Owner	Number of Shares with Sole Voting and Investment Power (1)	Number of Shares with Shared Voting and Investment Power (2)		Number of Shares Beneficially Owned(1) (2)	Percent of Class (1) (2)
Henry C. Babb	99,393	0		99,393	*
James A. Cooley (3)	131,437	22		131,459	*
C. Richard Green, Jr.	10,600	17,500		28,100	*
Robert E. Harrison	479,095	0		479,095	*
John M. Hines	20,709	16,000		36,709	*
Nigel G. Howard	18, 816	0		18, 816	*
Hilton Kappaun	91,757	0		91,757	*
Mark W. Kehaya	1,067,409	2,836,273	(4)	3,903,682	4.39%
Joseph L. Lanier, Jr.	64,527	0		64,527	*
Michael K. McDaniel	94,747	0		94,747	*
William D. Pappas	74,052	0		74,052	*
B. Clyde Preslar	56,337	3,000		59,337	*
Norman A. Scher	51,563	0		51,563	*
Robert A. Sheets	34,967	0		34,967	*
William S. Sheridan	67,890	0		67,890	*
J. Pieter Sikkel	35,078	0		35,078	*
Martin R. Wade, III	43,800	0		43,800	*
Executive Officers, Directors and Nominees For Director as a Group (includes 17 people total) (5)	2,423,361	2,872,795		5,296,156	5.96%

*	Less than 1%.
(1)

Includes shares of common stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within sixty days of April 30, 2008, as follows: Mr. Babb, 38,250 shares; Mr. Cooley, 96,499 shares; Mr. C.R. Green, 4,500 shares; Mr. Harrison, 160,500 shares; Mr. Hines, 14,500 shares; Mr. Howard, 0 shares; Mr. Kappaun, 59,750 shares; Mr. Kehaya, 12,000 shares; Mr. Lanier, 45,500 shares; Mr. McDaniel, 38, 250 shares; Mr. Pappas, 47,250 shares; Mr. Preslar, 12,000 shares; Mr. Scher, 20,500 shares; Mr. Sheets, 0 shares; Mr. Sheridan, 12,000 shares; Mr. Sikkel, 9,000 shares; Mr. Wade, 14,500 shares; and the officers, directors and nominees as a group, 584,999 shares.

Also includes restricted shares of common stock held as of April 30, 2008, as follows: Mr. Babb, 20,700 shares; Mr. Cooley, 0 shares; Mr. C.R. Green, 6,100 shares; Mr. Harrison, 172,300 shares; Mr. Hines, 6,100 shares; Mr. Howard, 6,100 shares; Mr. Kappaun, 23,400 shares; Mr. Kehaya, 16,507 shares; Mr. Lanier, 6,100 shares; Mr. McDaniel, 20,700 shares; Mr. Pappas, 20,700 shares; Mr. Preslar, 21,457 shares; Mr. Scher, 6,100 shares; Mr. Sheets, 0 shares; Mr. Sheridan, 21,457 shares; Mr. Sikkel, 23,400 shares; Mr. Wade, 6,100 shares; and the officers, directors and nominees as a group, 377,221 shares.

The restricted shares awarded to executive officers in fiscal 2007 and 2008 are restricted for three years from the date of the award, provided the recipient remains in the employ of the Company. The restricted shares awarded to non-employee directors remain restricted for one year from the date of the award, provided the recipient remains on the Board of the Company. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

As of November 11, 2007, no restricted shares awarded to former executive officers of DIMON prior to the Merger remained outstanding. The restricted shares awarded to former executive officers and non-employee directors of Standard Commercial prior to the Merger are restricted, depending on the type of restricted shares held by the individual, for either four years from the date of the award, three years from the date of the award provided the recipient remains employed by the Company, or until the recipient retires from the Board. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

This number also includes shares owned by minor child(ren) of the reporting person, or held in a trust or other estate planning vehicle over which the reporting person is understood to have sole voting and investment power.

(2)	Includes shares owned by the spouse of the reporting person, either directly, jointly with the reporting person or as custodian for the minor child(ren) of the reporting person.
(3)

Mr. Cooley’s employment terminated on March 31, 2008. The amounts in this table reflect his beneficial ownership upon the termination of his employment, including 96,499 shares of common stock that could be acquired upon exercise of options that were exercisable or became exercisable within sixty days thereafter. We are not able to verify the extent to which Mr. Cooley has increased or decreased his beneficial ownership of shares since such date.

(4)

Includes 2,819,909 shares as of April 30, 2008, in certain trusts of which Mr. Kehaya is a co-trustee, and with respect to which Wachovia Corporation is being reported as having shared dispositive power.

(5)	Includes the shares beneficially owned by Mr. James A. Cooley immediately following the termination of his employment with the Company on March 31, 2008, as further described in footnote three.

Stock Ownership of Certain Beneficial Owners

The following table sets forth the only persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock of the Company as of the dates set forth in the footnotes to the table:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
Barclays Global Investors, NA (2) Barclays Global Fund Advisors Barclays Global Investors, Ltd. 45 Fremont Street San Francisco, CA 94105	5,896,477	6.63%

UBS AG (3) UBS Investment Bank Wealth Management USA Global Wealth Management and Business Banking Groups Bahnhofstrasse 45 P.O. Box CH-8021 Zurich, Switzerland	5,458,566	6.14%

Wachovia Corporation (4) One Wachovia Center Charlotte, NC 28288-0137	4,918,918	5.53%

Dimensional Fund Advisors LP (5) 1299 Ocean Avenue Santa Monica, CA 90401	4,861,887	5.47%

Gates Capital Management, Inc. (6) Gates Capital Management, L.P. 1177 Ave. of the Americas, 32nd Floor New York, New York 10036 and ECF Value Fund, L.P. ECF Value Fund II, L.P. Jeffrey L. Gates c/o Gates Capital Management, Inc. 1177 Ave. of the Americas, 32nd Floor New York, New York 10036 and ECF Value Fund International, Ltd. c/o Trident Fund Services (B.V.I.) Limited Trident Chambers, Wickhams Cay P.O. Box 146 Road Town, Tortola British Virgin Islands	4,603,639	5.18%

(1)

All percentages are based on 88,896,650 shares of Alliance One common stock outstanding on April 30, 2008, which number does not include shares owned by wholly-owned subsidiaries of the Company which are not entitled to vote their shares or to receive any dividends with respect to such shares.

(2)

Based solely on a Schedule 13G filed on February 5, 2008, reporting information as of December 31, 2007, that indicates Barclays Global Investors, NA and certain of its affiliates are the beneficial owners of 5,896,477 shares and have sole voting power over 4,783,521 shares and the sole dispositive power over 5,896,477 shares.

(3)

Based solely on a Schedule 13G filed on February 11, 2008, reporting information as of December 31, 2007, that indicates that UBS AG and certain of its affiliates are the beneficial owners of 5,458,566 shares and have sole voting power over 5,458,566 shares and sole dispositive power over 5,458,566 shares.

(4)

Based solely on a Schedule 13G filed on February 1, 2008, reporting information as of December 31, 2007, that indicates that Wachovia Corporation was the beneficial owner of 4,918,918 shares and had sole voting power over 4,918,918 shares, sole dispositive power over 2,099,009 shares and shared dispositive power over 2,819,909 shares. The 2,819,909 shares as to which Wachovia Corporation has shared dispositive power are held in certain trusts of which Mr. Mark W. Kehaya, a director of the Company, is a co-trustee.

(5)

Based solely on an amended Schedule 13G filed on February 6, 2008, reporting information as of December 31, 2007, that indicates Dimensional Fund Advisors Inc. is the beneficial owner of 4,861,887 shares, and has sole voting power over 4,861,887 shares and sole dispositive power over 4,861,887 shares.

(6)

Based solely on a Schedule 13G filed on February 21, 2008, reporting information as of December 31, 2007, that indicates that Gates Capital Management, Inc., Gates Capital Management, L.P., ECF Value Fund L.P., ECF Value Fund II, L.P., ECF Value Fund International, Ltd., and Jeffrey L. Gates are the beneficial owners of 4,603,639 shares, and have shared voting power over 4,603,639 shares and shared dispositive power over 4,603,639 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during the fiscal year ended March 31, 2008, all reports for the Company’s executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

AUDIT MATTERS

Audit Committee Members and Meetings

Alliance One’s Board of Directors has an Audit Committee that is composed of Mr. Preslar (Chairman) and Messrs. Green and Wade. The Board has determined that each of the Audit Committee members meets the requirements for independence set forth by the New York Stock Exchange in Section 303A.02 of the Listed Company Manual and by the SEC in Exchange Act Rule 10A-3. The Committee met eleven times during fiscal year 2008.

Audit Committee Charter

The Audit Committee is governed by a written charter adopted by the Board of Directors. The Audit Committee charter was last published with the Company’s proxy statement in 2007, and is currently available on the Company’s website, www.aointl.com.

Financial Literacy and Expertise

The Board, upon recommendation of the Governance and Nominating Committee, has determined that each member of the Audit Committee is financially literate as that term is interpreted by the Board in its business judgment. The Board has further determined that Mr. Preslar meets the requirements of an audit committee financial expert, as that term is defined by the SEC in Item 401(h) of Regulation S-K. As stated above, Mr. Preslar has been determined to be independent from management in accordance with the categorical standards described above and the NYSE listed company guidelines.

Other Audit Committee Service

The Company currently does not limit the number of audit committees on which its Audit Committee members may serve. However, the Audit Committee charter approved by the Board stipulates that, if an Audit Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of the director to effectively serve on the Company’s Audit Committee and disclose such determination in the annual proxy statement. None of the Audit Committee members currently serves on more than three audit committees of public companies.

Audit Committee Functions

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial reporting practices, and the quality and integrity of the Company’s financial reports. This includes the oversight of Alliance One’s financial statements provided to any governmental or regulatory body, the public or other users; the effectiveness of Alliance One’s internal control process; and Alliance One’s engagement of independent auditors. The Committee’s functions are described more fully in the section entitled “Board Committees and Membership.”

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities the Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, and the Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Committee has pre-approved all fiscal year 2008 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Committee’s policies.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee:

B. Clyde Preslar, Chairman

C. Richard Green, Jr.

Martin R. Wade, III

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent auditors. These services include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report at Audit Committee meetings throughout the year on the actual fees charged for each category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances the Audit Committee requires specific pre-approval before engagement. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such pre-approvals at the next scheduled Audit Committee meeting.

Independent Auditors

Deloitte & Touche LLP (“Deloitte & Touche”), audited the Company’s accounts for the fiscal years ended March 31, 2008 and March 31, 2007; and, as more fully described below in Proposal Two, has been selected by the Audit Committee to serve as Alliance One’s independent auditors for the fiscal year ending March 31, 2009.

Audit and Non-Audit Fees

Set forth below are the fees billed to the Company by Deloitte & Touche in connection with services rendered during the fiscal years ended March 31, 2007 and March 31, 2008:

	FY 2007	FY 2008
Audit Fees(1)	$4,165,074	$4,195,532
Audit-Related Fees(2)	6,599	311,550
Tax Fees(3)	68,489	115,705
All Other Fees(4)	—	—
Total	$4,240,162	$4,622,787

(1)

Audit Fees. Audit Fees consist of professional services rendered in the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as comfort letters, statutory audits, attest services, consents and assistance with reporting requirements.

(2)

Audit-Related Fees. Audit-Related Fees consist of assurance and related services performed by the independent auditor that are reasonably related to the performance of the audit or review of financial statements and may include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, consultation regarding financial accounting and reporting standards, and services provided in conjunction with the Merger.

(3)	Tax Fees. Tax Fees consist of services performed by the independent auditor for tax compliance, tax planning and tax advice.
(4)	All Other Fees. There were no fees billed or services rendered by Deloitte & Touche during fiscal years 2008 and 2007 other than those described above.

PROPOSAL TWO

RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche to serve as the Company’s independent auditors for the fiscal year ending March 31, 2009, and has directed that management submit the selection of independent auditors to the shareholders for ratification at the Annual Meeting. Representatives of Deloitte & Touche are expected to attend the shareholder meeting, will have an opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche as the Company’s independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the appointment of Deloitte & Touche is not ratified by the shareholders, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE  & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Alliance One is principally engaged in the intensely competitive, cyclical and challenging business of purchasing, processing, storing and selling leaf tobacco in the United States, Africa, Europe, South America and Asia, which involves a significant degree of global complexity and risk. In such an environment, the Company believes that the experience and continuity of the executive leadership team is critical to its success.

Compensation Philosophy and Core Principles

The Company believes that its ability to attract and retain senior executives is significantly influenced by the quality and competitiveness of our compensation and benefits programs. The primary objectives of Alliance One’s compensation and benefit programs are:

•	to enhance the recruitment and retention of executive talent;

•	to support a pay-for-performance culture which encourages and rewards the achievement of Company and individual objectives; and

•	to reinforce Alliance One’s commitment to enhance long-term shareholder value.

The Company seeks to accomplish such objectives while maintaining a cost-effective structure that is aligned with the interests of its shareholders. To meet these objectives, the compensation programs must be competitive and reflect an appropriate balance of “at risk” vs. fixed and cash vs. equity compensation. The Executive Compensation Committee (the “Committee”) of the Board of Directors periodically reviews the compensation mix to ensure alignment with market practices as well as the Company’s operating strategy, cost control imperatives, and long-term value creation objectives. Accordingly, the compensation mix may vary over time and among executives. Overall compensation levels are targeted at the median of competitive practice, but actual pay earned varies based on Company and individual performance.

Process and Procedure for Determining Compensation of Executive Officers

The Board of Directors has charged the Committee with the responsibility for establishing executive compensation policies and overseeing the development and management of total compensation levels and programs for the CEO and other executive officers. As part of this responsibility, the Committee, along with the other Independent Directors, also evaluates the performance of the CEO and determines the CEO’s compensation based on such performance assessment as well as Alliance One’s compensation philosophy.

Under its charter, the Committee is responsible for selecting and retaining its independent advisors. For fiscal 2008, the Committee retained Mercer (“Mercer” or the “Consultant”) as a third party advisor to provide objective advice, research and evaluation related to executive compensation. In such capacity, Mercer reported directly to the Committee and met regularly with the Committee Chair and the Committee, both with and without management present. Based on independent data provided by Mercer, the CEO made a recommendation to the Committee for the compensation of all executive officers, other than his own. The CEO and the Senior Vice President of Human Resources also provided the Committee with additional market data and individual performance results to gauge overall compensation.

For fiscal 2008, in determining and assessing the compensation levels and structure, the Committee reviewed and considered market data and information provided by Mercer, individual compensation tally sheets prepared by the Company showing all elements of compensation, and recommendations from the CEO. The market data provided by Mercer was obtained from independent published compensation surveys as well as from a select group of peer companies of similar size and operating characteristics to the Company and with which the Company believes it may compete for executive officers. For fiscal 2008, the following 12 companies were selected by the Committee for use as the group of peer companies: Performance Food Group Company, Nash Finch Company, Universal Corporation, UAP Holding Corp., Corn Products International, Inc., United Natural Foods, Inc., Spartan Stores, Inc., Rock-Tenn Company, Handleman Company, The Andersons, Inc., Wausau Paper Corp. and Schweitzer-Mauduit International, Inc. The Committee uses a consistent approach for all executive officers but also exercises appropriate business judgment in how it applies these standard approaches to the facts and circumstances associated with each executive. Overall, the Committee uses the market data as a competitive benchmarking tool, not the absolute guideline, for establishing compensation levels, mixes and pay practices.

Elements of Compensation

The core elements of the Compensation for the executive officers, including the Named Executives, of Alliance One are described in the following table:

Element	Description	Objective
Base salary (typically 40% - 50% percent of an officer’s target compensation)	Fixed compensation typically set within range of market median

•     Provides base economic security at a level consistent with competitive practices

•     Reflects role and responsibility of executive

•     Impacted by individual performance, experience, level of responsibility and future potential.

Annual incentives (typically 25% - 30% of an officer’s target compensation)	Variable cash compensation linked to corporate and individual objectives Includes threshold, target, and maximum objectives	• Provides alignment to annual operating strategy through corporate objectives • Aligns with individual performance via individual objectives

Long-term incentives (typically 20% to 30% of an officer’s target compensation)	Long-term equity compensation For 2008, compensation provided via stock options and service-based restricted stock

•     Provides link to shareholder value creation

•     Strengthens mutuality of interests between Named Executives and shareholders

•     Motivates and rewards for financial performance over a sustained period

•     Vesting period fosters retention of key employees

Benefits and Perquisites	Healthcare Life and Disability Insurance Retirement and Pension Plans Basic benefit participation offered to other employees	• Ensure employee health, welfare, and retirement needs • Fosters retirement and savings planning for Executives • Provides retirement security

Base Salaries

Base salary levels represent a moderate percentage of overall compensation opportunity to the executive officers. However, base salaries serve as a foundation of Alliance One’s compensation program, as the majority of other compensation elements are determined as a percentage of base salary. Base salary levels are targeted to approximate the median salary of those presented in competitive market data. However, the comparison of each individual’s salary to market will depend on a number of distinct factors, including the role and nature of the job relative to market information as well as individual performance and characteristics. Base salaries are adjusted periodically (typically in April at the start of the fiscal year), based on competitive market changes, individual and corporate performance, modifications in job responsibilities, the executive’s position within his or her respective salary range and the executive’s future potential and value to the Company.

For fiscal 2008, the Committee determined annual base salary increases based on a variety of factors including individual performance, the executive’s salary as compared to the median salary of those presented in competitive market data and the executive’s total compensation, including all cash and equity components. For 2008, the following salaries were approved for each Named Executive Officer, which are at or below the market median when compared to the median salary of those presented in the competitive market data:

Named Executive Officer	FY2007 Salary	FY2008 Salary	% Increase
Robert E. Harrison	$525,000	$603,000	14.9%
James A. Cooley	$290,000	$308,000	6.2%
J. Pieter Sikkel	$185,000	$275,000	48.6%
Hilton Kappaun	$225,750	$275,000	21.8%
Henry C. Babb	$284,200	$290,000	2.0%

For Mr. Harrison, the increase in base salary took into account that he had not received an adjustment at the time he was promoted to President and Chief Executive Officer of the Company, effective January 1, 2007. Effective April 1, 2007, Messrs. Sikkel and Kappaun were promoted to Executive Vice President - Business Strategy and Relationship Management and Executive Vice President - Operations, respectively. Consistent with our compensation strategy, their salaries were determined based on competitive market data provided by Mercer, job responsibilities and the executives’ future potential and value to the Company.

Incentives

Alliance One places emphasis on performance-driven pay delivered through short- and long-term incentives.

Annual Incentives

The purpose of the annual incentive is to provide competitive annual cash compensation for executive officers that rewards the achievement of key corporate and operating unit objectives as well as overall individual performance and leadership. For 2008, the Committee adopted the Management Incentive Plan (the “MIP”) pursuant to which executive officers were eligible for cash bonus awards. Annual incentive opportunities under the MIP are targeted at the median of competitive market data and are closely calibrated to the level of both Company and individual performance achieved. Annual incentives under the MIP are structured to provide for varying payments expressed as a percentage of annual base compensation with the percentage increasing the higher an executive officer’s position is within the Company.

Each year management presents to the Board an operating strategy and financial plan for the year. The Committee, with input from management and Mercer, utilizes the operating strategy and financial plan in establishing and approving the MIP’s key performance measures and corporate goals for the year. The Company performance goals are expressed as “threshold,” “target,” and “maximum” objectives for the executives and serve as a benchmark for assessing each executive’s performance for the fiscal year. The Committee generally intends to set Company performance targets so that the difficulty of achieving the target is consistent from year to year with a 30% - 50% probability that target performance will be achieved. If the applicable financial plan goal is exceeded, the executive is eligible for more than the target bonus. In addition to the operating performance goals of the Company, the executive officer’s annual incentive bonus is also subject to the achievement of key performance objectives or milestones related to individual performance. The Committee generally approves payments of the annual performance-based bonuses during the first quarter of the year following the performance year.

Consistent with its pay-for-performance philosophy, for fiscal 2008 the MIP tied 80% of each executive’s award opportunity to overall Company performance and 20% to individual performance objectives. Company performance was measured using an equally weighted combination of (a) consolidated earnings before interest and taxes (“EBIT”) and (b) a consolidated “economic profit” measure based on earnings less the opportunity cost of the net assets employed in the business. In addition, to further emphasize the importance of achieving a positive economic profit, for fiscal 2008 the threshold economic profit had to be achieved to trigger any payouts on the individual performance components. Individual performance was measured against key performance objectives established for each executive at the beginning of the year. Although individual performance objectives are customized to each executive’s roles and responsibilities, for 2008, these generally included measures related to leadership development and succession planning, capital budgeting and planning, debt reduction and improved operating efficiencies. Potential target payouts ranged from 45% - 75% of base salary with maximum payouts ranging from 76.5% to 127.5% of base salary. Maximum bonus opportunities reflected a 200% of target payout potential on the Company performance component and 100% of target payout potential on the individual performance component.

In fiscal 2008, the economic profit threshold was not exceeded and there were no MIP award payouts to any of the Company’s executive officers. For fiscal 2007, the average Named Executive Officer’s MIP payout was 114% of target.

Long-Term Incentives

Long-term incentives comprise a significant portion of an executive’s compensation. The purpose of long-term incentives is to closely align the interests of management and shareholders by creating a long-term view of performance and value creation.

In August 2007, the shareholders approved the Alliance One International, Inc. 2007 Incentive Plan. The Committee administers this plan as the principal means to provide long-term incentives to the Company’s executive officers and certain other officers and key employees, and in doing so, annually monitors the overall dilution level and run-rate of shares issued under the plan. All equity grants are approved by the Committee before being issued. The Committee generally approves equity grants at the Committee meeting coinciding with each annual shareholders-meeting. The Company does not time or plan to time its release of material non-public information for the purpose of affecting the value of executive compensation. The grant price of options is the closing price of the stock on date of the grant.

For fiscal 2008, the Company granted both stock options and restricted stock as long-term incentives. Consistent with the Company’s customary practices, these awards were made in August of 2007. The Committee typically awards long-term incentives in amounts it believes appropriate to attain an overall mix of target compensation for a particular executive in line with the midpoint in target compensation for executive in its peer group companies. Options comprised 75% of the individual long-term grant value and restricted stock comprised 25%. Options were granted with a ten-year term and four-year ratable vesting. Restricted stock was granted with cliff vesting at the end of the third year following the date of the grant (provided the recipient remains an employee in good standing). Pursuant to the grant agreements, upon vesting, 100% of the restricted stock awards, net of taxes, must be held until the earliest of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting.

In addition to the holding period for restricted stock, Executive Officers are subject to minimum stock ownership guidelines. The Chief Executive Officer is required to own at least 250,000 shares, Executive Vice Presidents are required to own at least 100,000 shares, and Senior Vice Presidents are required to own at least 50,000 shares within five years of their appointment as an Executive Officer. Of the Named Executive Officers, two of the five have met their guidelines, and the other three are making progress towards reaching their guidelines, in accordance with the timeline as set forth in the Company’s policy, as illustrated in the table below.

Named Executive Officer	Ownership Guidelines	# Shares Owned as of 3/31/2008
Robert E. Harrison	250,000	318,595
James A. Cooley	100,000	34,960
J. Pieter Sikkel	100,000	26,078
Hilton Kappaun	100,000	32,007
Henry C. Babb	50,000	61,143

Other Benefits and Perquisites for the Chief Executive Officer and Executive Officers

In order to provide competitive total compensation, Alliance One provides the CEO and other Named Executives Officers with the same benefit package available to all salaried employees, which the Company believes is competitive with executives within our group of peer companies. The benefits package includes a cash balance pension plan and a qualified 401(k) plan. Executive officers participate in these plans on the same terms as other salaried employees. The ability of executive officers to participate fully in these plans is limited under Internal Revenue Code and ERISA requirements. In fiscal 2008, the Company froze existing defined benefit nonqualified restoration programs and replaced these enhanced pension benefit plans with a nonqualified defined contribution pension program resulting in generally lower but consistent benefit levels that the Company believes are market competitive and cost effective. In addition, the Company continues to provide to a select group of executive officers the split-dollar life insurance coverage that was in place prior to 2005. However, no new split-dollar life insurance coverage is being offered to executives.

Alliance One provides other limited perquisites, the value of which is generally modest. The primary perquisites provided to executives are relocation benefits under the Alliance One relocation policy and the Alliance One international mobility policies (which are also offered to other employees of the Company), which do allow for gross-ups on certain benefits paid under the policy. As a result of the Merger and the relocation of the Company’s headquarters to Morrisville, North Carolina, as well as promotions in fiscal 2008, the Company incurred, and executives received, recent payments under these programs. The Committee believes a market-based relocation policy and international mobility policies are important for an international company with a presence in over 40 countries and employees that are frequently asked to move to other locations.

Employment Agreements

The Company currently has employment agreements with two of the Named Executives – Messrs. Harrison and Babb. These contracts generally address the individual’s role and responsibilities as well as their rights to compensation and benefits. These contracts also contain termination provisions and related compensation in the event of a change in control, severance, and involuntary termination. These contracts were executed prior to, or in connection with, the Merger.

Each of the referenced employment agreements includes a “double trigger” change in control provision. That is, for change in control benefits to apply, there must be both (1) the consummation of a change in control event, as well as (2) in the case of Mr. Harrison, a termination by the Company without cause or a resignation by the executive for good reason; or, in the case of Mr. Babb, failure by the acquirer of control to offer the executive acceptable continuing employment. Additionally, each of the referenced employment agreements contains prohibitions on disclosing confidential information, and Mr. Harrison’s agreement further stipulates that he may not compete with the Company for a defined period following termination of employment.

Severance Agreements and Change in Control (“CIC”) Policy

Effective March 31, 2008, Mr. Cooley’s employment with the Company terminated. In connection with this termination, the Company entered into a Severance Election and Release with Mr. Cooley providing him with severance benefits as detailed in the “Potential Payments upon Termination or Change-In-Control” table in exchange for Mr. Cooley’s release and waiver of any claims he may have against the Company. Benefits were generally determined based on the Company’s policies, past practices and individual circumstances surrounding his termination of employment. In addition, the agreement stipulates Mr. Cooley may not compete with the Company for one year following his termination date or disclose confidential information.

All of the Company’s employment and change in control agreements were entered into prior to the Merger. Effective November 4, 2008, the Company is terminating all outstanding change in control agreements, with the exception of those change in control provisions included as components of the employment agreements described above. The Committee does not currently intend to use employment or change in control agreements as a compensation tool or benefit, but reserves the right to do so should a change in facts and circumstances warrant a change in policy.

Tax and Accounting Considerations

The Committee reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Alliance One and the Committee intend to administer the compensation plans in a manner that maintains an appropriate cost structure and is aligned with shareholder interests.

Generally, the Company realizes a tax deduction upon payment to/realization by the executive. Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the Chief Executive Officer and the next four most highly compensated executive officers. The Committee uses, where practical, compensation policies and programs that preserve the tax deductibility of compensation; however, the Committee at its sole discretion may approve payment of nondeductible compensation from time to time if it deems circumstances warrant.

Fiscal 2009 Compensation Planning

The Committee has continued to work with Mercer in reviewing Alliance One’s compensation programs in light of the Company’s strategic goals and operating strategy, competitive market practices and emerging issues within the compensation landscape. The overall purpose of this review is to ensure Alliance One’s compensation programs continue to align with the core compensation principles and objectives of the Company while maintaining a cost-effective structure that is aligned with the interests of our shareholders.

The following is a summary of plan design changes that have either been made or are in the process of being made for fiscal 2009:

Annual Incentives

In an effort to motivate and reward enhanced performance, the Committee has increased the maximum potential payout under the annual MIP from two times to three times the target award levels for EBIT and economic profit. This heightened award opportunity is accompanied by a higher performance expectation in order to ensure pay and performance alignment. This change will be effective for fiscal 2009 only, unless extended by the Committee for future years, and will not affect threshold or target performance and payout levels under the Plan.

Long-Term Incentives

In an effort to further align long-term performance and rewards, the Committee has approved the exclusive use of performance-contingent shares for senior executives, including the Named Executive Officers. These performance shares will have a two-year performance period followed by a 1-year holding period. The Committee believes that the performance share program creates a stronger link between pay and performance while creating long-term stock ownership opportunities for participants.

Report of the Executive Compensation Committee

The Executive Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Executive Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Executive Compensation Committee:

Norman A. Scher, Chairman
Nigel G. Howard
Joseph L. Lanier, Jr.

Executive Compensation Tables

The following tables reflect the compensation for the CEO, the Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers who were serving as such at March 31, 2008. Collectively, the above individuals are the Named Executives.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total

Robert E. Harrison Chief Executive Officer	2008	$603,000	$392,747	$180,867	$0	$22,045	$4,890	$1,203,549
	2007	$525,000	$324,141	$74,019	$725,397	$480,324	$4,400	$2,133,281

James A. Cooley (6) Chief Financial Officer	2008	$308,000	$0	$16,412	$0	$0	$365,741	$690,153
	2007	$290,000	$216,148	$37,435	$346,869	$144,790	$81,566	$1,116,808

J. Pieter Sikkel (7) Executive Vice President - Business Strategy and Relationship Management	2008	$275,000	$40,588	$43,340	$0	$6,436	$139,231	$504,595

Hilton Kappaun (8) Executive Vice President - Operations	2008	$414,610	$39,148	$42,739	$0	$3,054	$203,577	$703,128

Henry C. Babb Senior Vice President - Chief Legal Officer and Secretary	2008	$290,000	$63,489	$34,278	$0	$33,079	$4,529	$425,375
	2007	$284,200	$69,058	$16,757	$227,539	$40,019	$4,400	$641,973

(1)	This column reflects the dollar amount recognized by the Company for financial statement reporting for fiscal years ended March 31, 2008 and 2007 with respect to restricted stock awards granted to the Named Executive in and prior to fiscal year 2008 and 2007, determined in accordance with SFAS 123R. For Mr. Cooley, the dollar amount recognized by the Company for financial statement reporting for the fiscal year ending March 31, 2008 is -$111,074, due to the termination of his employment on March 31, 2008, and the associated forfeiture of restricted shares. For information on the assumptions used in valuing restricted stock awards, refer to note K of Alliance One’s Annual Report on Form 10-K for the fiscal year in which the award was granted. The amounts in this column do not necessarily represent the value of the awards granted, nor are they a prediction of the actual value that will be realized by the Named Executive.
(2)	This column reflects the dollar amount recognized by the Company for financial statement reporting for fiscal years ended March 31, 2008 and 2007 with respect to options granted to the Named Executive in and prior to fiscal year 2008 and 2007, determined in accordance with SFAS 123R. For information on the assumptions used in valuing option grants, refer to note K of Alliance One’s Form 10-K for the fiscal year in which the option was granted. The amounts in this column do not necessarily represent the value of the option grants, nor are they a prediction of the actual value that will be realized by the Named Executive.
(3)	This column includes the payment of performance-based annual cash incentive awards to the Named Executive pursuant to the Management Incentive Plan (MIP) for services performed during fiscal years 2008 and 2007. The amount for fiscal 2007 also includes special payments issued under the merger-related Special Long-Term Incentive Plan (SIP) for services performed during the two fiscal years ending March 31, 2007. Cash incentive award payments pursuant to each of the MIP and SIP bonus amounts for each Named Executive for fiscal year 2007 are provided in the following table:

Name	MIP Payout	SIP Payout	Total
Robert E. Harrison	$450,397	$275,000	$725,397
James A. Cooley	$215,619	$131,250	$346,869
Henry C. Babb	$146,289	$81,250	$227,539
(4)	This column reflects the aggregate change in the actuarial present value of the Named Executive’s accumulated pension benefits in fiscal years 2008 and 2007. See the “Pension Benefits Table” for additional information. For Mr. Cooley, the aggregate change in the actuarial present value of accumulated pension benefits in fiscal year 2008 was a decrease in value of $7,329 due to his employment terminating March 31, 2008. None of the Named Executives earned above-market returns on deferred compensation during fiscal years 2008 or 2007.

(5)	The following table lists all amounts included in the “All Other Compensation” column of the Summary Compensation Table:

	Fiscal Year	401(k) Company Match (a)	Relocation Expenses (b)	Split Dollar Life Insurance Premiums (c)	Termination Related Payments (d)	International Transfer Related Expenses (e)	Tax Reimbursement Payments (f)	Employer Contributions under Defined Contribution Plans (g)	Postretirement Medical Benefits (h)	Other Perquisites (i)	Total

Robert E. Harrison	2008	$4,890	$0	$0	$0	$0	$0	$0	$0	$0	$4,890
	2007	$4,400	$0	$0	$0	$0	$0	$0	$0	$0	$4,400

James A. Cooley	2008	$4,590	$0	$23,151	$338,000	$0	$0	$0	$0	$0	$365,741
	2007	$4,400	$53,746	$23,420	$0	$0	$0	$0	$0	$0	$81,566

J. Pieter Sikkel	2008	$0	$0	$0	$0	$128,392	$5,682	$5,156	$0	$0	$139,231

Hilton Kappaun	2008	$0	$0	$0	$0	$112,720	$10,158	$40,088	$16,200	$24,410	$203,577

Henry C. Babb	2008	$4,529	$0	$0	$0	$0	$0	$0	$0	$0	$4,529
	2007	$4,400	$0	$0	$0	$0	$0	$0	$0	$0	$4,400

(a)	This column lists company matching contributions allocated to the Named Executive’s account pursuant to the Alliance One Savings and Profit Sharing Plan.
(b)	This column reflects relocation reimbursements and allowances paid to the Named Executives in connection with Alliance One’s relocation of its headquarters to Morrisville, North Carolina. This amount includes payment or reimbursement, as applicable, of (i) certain costs associated with the sale of the executive’s prior principal residence, (ii) house hunting and moving expenses, (iii) new home closing costs, (iv) a relocation allowance, (v) loss on the sale of the prior home, and (vi) associated tax payments for these expenses.
(c)	This column reflects split-dollar life insurance policy premiums paid by the Company.
(d)	In connection with his termination of employment on March 31, 2008, Mr. Cooley became entitled to severance benefits which include $308,000, which will be payable in 12 equal monthly installments of $25,666.67 commencing in April 2008. In addition, Mr. Cooley is entitled to reimbursement of up to $10,000 for attorneys’ fees in connection with his termination of employment, and reimbursement of reasonable fees for outplacement services, not to exceed $20,000.
(e)	This column reflects the expenses relating to the International Transfer of Messrs. Sikkel and Kappaun due to their promotions and subsequent relocations to the United States from Singapore and Brazil, respectively.

In connection with his transfer to the United States, Mr. Sikkel received $41,250 for a Relocation Allowance per the Company’s International Transfer Policy. In addition, he received $18,000 for housing and utilities, $38,620.60 for reimbursement of education fees for his children, and payment of $30,521.71 for the moving of his household goods from Singapore to the US.

In connection with his transfer to the United States, Mr. Kappaun received $41,250 for a Relocation Allowance per the Company’s International Transfer Policy. In addition, he received $19,420.49 for housing and utilities, $28,150 payment in lieu of moving his household goods from Brazil to the US, and $23,900 for English language training for him and his family.

(f)	This column reflects the tax gross up on the Housing and Utilities Allowance provided to Messrs. Sikkel and Kappaun, as provided in the Company’s International Transfer Policy.
(g)	For Mr. Sikkel, this column reflects the Company’s contributions to the Alliance One International, Inc. Global Pension Plan, a defined contribution pension plan in which Mr. Sikkel participated until June 1, 2007. For Mr. Kappaun, this column reflects the Company’s contributions to the BB Previdencia Fundo de Pensao Banco do Brasil, the defined contribution pension plan in Brazil. Contributions were made in Brazilian Reals and converted to US dollars using the prevailing monthly exchange rate at time of contribution which averages .5410 BRL to 1 USD for the year.
(h)	This column reflects the incremental expense recognized by Alliance One in fiscal year 2008 with respect to post-retirement benefits Mr. Kappaun is entitled to under the Retired Directors Benefits policy in Brazil. The amount was determined in accordance with SFAS 106. See the “Potential Payments upon Termination or Change-In-Control” table for additional information, including the present value assumptions used in determining the incremental expense.
(i)	This column reflects the value of the auto allowance, including fuel, repairs, insurance and taxes Mr. Kappaun received in Brazil. The allowance was paid in Brazilian Reals and converted to US dollars using the prevailing exchange rate on March 31, 2008 (i.e., 0.5728 BRL to 1 USD).

(6)	Mr. Cooley’s employment terminated on March 31, 2008.
(7)	Mr. Sikkel was promoted to Executive Vice President - Business Strategy and Relationship Management, on April 1, 2007.
(8)	Mr. Kappaun was promoted to Executive Vice President - Operations on April 1, 2007. For fiscal year 2008, he received $50,000 of his base salary in the US, and the remaining balance of his base salary in Brazil paid in Brazilian Reals and converted to US dollars using the prevailing monthly exchange rate at time of payment which averages .5410 BRL to 1 USD for the year.

Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the Named Executives in fiscal year 2008.

Grants of Plan Based Awards

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value of Option Awards (5)
		Threshold ($)	Target ($)	Maximum ($)
Robert E. Harrison	8/16/2007				32,300	187,900	$7.48	$766,632
	N/A	$0	$452,250	$814,050

James A. Cooley	8/16/2007				11,800	68,400	$7.48	$279,072
	N/A	$0	$200,200	$360,360

J. Pieter Sikkel	8/16/2007				8,400	49,000	$7.48	$199,920
	N/A	$0	$165,000	$297,000

Hilton Kappaun	8/16/2007				8,400	49,000	$7.48	$199,920
	N/A	$0	$165,000	$297,000

Henry C. Babb	8/16/2007				5,700	33,000	$7.48	$134,640
	N/A	$0	$130,500	$234,900

(1)	Stock awards are generally granted during the Executive Compensation Committee meeting coinciding with each year’s annual meeting of shareholders.
(2)	The values in the threshold, target and maximum columns represent the potential amounts that were payable based on the MIP targets and goals approved by the Executive Compensation Committee. With respect to each corporate goal, a minimum, target and maximum performance level is specified, the attainment of which determines the amount paid for each performance goal (generally 0%, 100%, and 200%). With respect to individual performance, payment levels can only be achieved up to target performance and are subject to certain minimum requirements. See the section entitled “Compensation Discussion and Analysis” for additional information.
(3)	This column reflects the number shares of restricted stock granted. Restricted stock awards vest 100% at the end of the third year following the date of the grant, provided the recipient remains in the employment of the Company. Upon vesting, 100% of the fiscal 2008 restricted awards, net of taxes, must be held until the earliest of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest. For Mr. Cooley, the shares reflected in this column were forfeited and canceled upon the termination of his employment on March 31, 2008.
(4)	This column represents non-qualified and incentive stock options. Option grants have a ten-year term and become exercisable with respect to one-fourth of the grant on each of the first, second, third and fourth anniversaries of the grant date. Stock options have an exercise price equal to the grant date closing price. For Mr. Cooley, the shares reflected in this column were forfeited and canceled upon the termination of his employment on March 31, 2008.
(5)

The values shown for the stock options reflect the grant date fair value calculated in accordance with SFAS 123R associated with these options on the date of grant. Utilizing the Black-Scholes valuation method, a value of $4.08 per share was determined. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange traded options. However, stock options granted under the plan differ from exchange traded options in three key respects: the options are long-term, non-transferable and subject to vesting restrictions, while exchange traded options are short-term and can be exercised or sold immediately in a liquid market. In applying the Black-Scholes pricing model, the Company has assumed an expected life of 7.0 years, an annual dividend yield for the Company’s common stock of 0%, a riskless rate of return of 4.39%, and a stock price volatility of 47%. No adjustment has been made to reflect the non-transferability of incentive stock options or the limited transferability of non-qualified stock options granted under the plan. Consequently, because the Black-Scholes Model is adapted to value the options set forth in the table and is assumption-based, it may not accurately determine the grant date present value. The actual value, if any, an optionee will realize will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised. The values reflect the accounting expense and may not reflect the actual value realized by the Named Executive.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information regarding unexercised stock options and granted but unvested restricted stock awards held by the Named Executives.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (1)
Robert E. Harrison	36,000			$5.8300	8/14/2011
	36,000			$6.3000	8/13/2012
	36,000			$5.8000	6/11/2013
	35,000	35,000	(2)	$3.9600	8/30/2015
	17,500	52,500	(3)	$3.9400	8/17/2016
		187,900	(4)	$7.4800	8/16/2017
						70,000	$422,800	(5)
						70,000	$422,800	(6)
						32,300	$195,092	(7)

James A. Cooley (8)	6,500			$9.2500	8/27/2008
	40,000			$7.4400	9/30/2008
	17,500			$6.9500	9/30/2008
	17,500			$6.4500	9/30/2008
	15,000			$3.9600	9/30/2008
	7,500			$3.9400	9/30/2008

J. Pieter Sikkel	1,500			$5.8000	6/11/2013
	3,750	7,500	(2)	$3.9600	8/30/2015
	3,750	11,250	(3)	$3.9400	8/17/2016
		49,000	(4)	$7.4800	8/16/2017
						7,500	$45,300	(5)
						7,500	$45,300	(6)
						8,400	$50,736	(7)

Hilton Kappaun	1,000			$9.2500	8/27/2008
	7,500			$7.4400	8/23/2011
	10,000			$6.2500	8/26/2012
	15,000			$6.9500	8/26/2013
	15,000			$6.4500	11/10/2014
	7,500	7,500	(2)	$3.9600	8/30/2015
	3,750	11,250	(3)	$3.9400	8/17/2016
		49,000	(4)	$7.4800	8/16/2017
						7,500	$45,300	(5)
						7,500	$45,300	(6)
						8,400	$50,736	(7)

Henry C. Babb	9,000			$5.8300	8/14/2011
	9,000			$6.3000	8/13/2012
	9,000			$5.8000	6/11/2013
	7,500	7,500	(2)	$3.9600	8/30/2015
	3,750	11,250	(3)	$3.9400	8/17/2016
		33,000	(4)	$7.4800	8/16/2017
						7,500	$45,300	(5)
						7,500	$45,300	(6)
						5,700	$34,428	(7)

(1)	The market value of stock awards is based on the closing price of Alliance One stock on March 31, 2008, which was $6.04 per share.
(2)	Awards granted on 8/30/2005. Twenty-five percent of the grant vests on each of the first, second, third and fourth anniversaries of the grant date.
(3)	Awards granted on 8/17/2006. Twenty-five percent of the grant vests on each of the first, second, third and fourth anniversaries of the grant date.
(4)	Awards granted on 8/16/2007. Twenty-five percent of the grant vests on each of the first, second, third and fourth anniversaries of the grant date.
(5)	Awards granted on 8/25/2005. Awards vest on 8/25/2008. Upon vesting, 100% of the awards, net of taxes, must be held until the earliest of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting.
(6)	Awards granted on 8/17/2006. Awards vest on 8/17/2009. Upon vesting, 100% of the awards, net of taxes, must be held until the earliest of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting.
(7)	Awards granted on 8/16/2007. Awards vest on 8/16/2010. Upon vesting, 100% of the awards, net of taxes, must be held until the earliest of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting.
(8)

Mr. Cooley’s employment terminated on March 31, 2008. At such time, all unvested restricted stock and stock options were forfeited and cancelled. All vested options are required to be exercised until the earlier of the 90th day following the Company’s release of financial results for the quarter ending March 31, 2008 or the expiration date specified in the applicable option award agreement.

Option Exercises and Stock Vested Table

The following table provides information for the Named Executives with respect to stock option exercises and the vesting of restricted shares for fiscal year 2008. Restricted shares are subject to additional holding period requirements (see discussion in the section entitled “Compensation Discussion and Analysis”).

Option Exercises and Stock Vested

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Robert E. Harrison	0	$0	55,368	$406,622
James A. Cooley	0	$0	17,500	$86,625
J. Pieter Sikkel	0	$0	4,464	$34,599
Hilton Kappaun	0	$0	2,500	$12,375
Henry C. Babb	0	$0	8,469	$65,537

(1)	Share vesting and dollar value reflect amounts on a pre-tax basis. The plans under which the shares were granted permit the withholding of shares upon vesting to pay applicable income taxes.
(2)	Calculated by multiplying the number of shares vesting by the closing price of the company’s common stock on the date of vesting.

Nonqualified Deferred Compensation Table

The following table presents information as of March 31, 2008, on the Company’s deferred compensation program, which provides for the deferral of compensation earned by the Named Executives on a basis that is not tax qualified.

Nonqualified Deferred Compensation (1)

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at End of Last FY ($)
Robert E. Harrison	$0	$105,340	$0	$105,340
James A. Cooley	$0	$52,362	$0	$52,362
J. Pieter Sikkel	$0	$37,023	$0	$37,023
Hilton Kappaun	$0	$37,795	$0	$37,795
Henry C. Babb	$0	$32,722	$0	$32,722

(1)	The only non-qualified deferred compensation plan the Company provides to Executive Officers is the Alliance One International, Inc. Supplemental Retirement Account Plan. The Plan is a non-qualified defined contribution supplemental retirement plan established to provide deferred compensation for a select group of management. The Plan was established April 1, 2007 and as such, fiscal 2008 is the first year of contributions.

Pension Benefits Table

The following defined terms are used in the disclosure regarding pension benefits in this section:

“AOI SERP” refers to the AOI Supplemental Executive Retirement Plan

“AOI PEP” refers to the AOI Pension Equity Plan

“AOI Pension Plan” refers to the Alliance One International, Inc. Pension Plan

“SCC SERP” refers to the Standard Commercial Corporation Supplemental Retirement Plan

The following presents information as of March 31, 2008 concerning each of the Company’s defined benefit plans that provide for payments to be made to the Named Executives at, following or in connection with retirement. No pension benefits were paid to any of the Named Executives during the last fiscal year.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)
Robert E. Harrison	AOI Pension Plan (2)	12.75	209,266
	AOI SERP (3)	11.75	1,906,955
	SCC SERP (4)	10.50	269,028

			2,385,249
James A. Cooley	AOI Pension Plan (2)	26.00	197,752
	AOI SERP(3)	25.00	430,272
	AOI PEP (5)	25.00	723,040
			1,351,064
J. Pieter Sikkel	AOI Pension Plan (2)	0.83	6,436
			6,436
Hilton Kappaun	AOI Pension Plan (2)	0.67	3,054
	AOI SERP(3)	16.58	0
			3,054
Henry C. Babb	AOI Pension Plan (2)	10.25	303,503
	SCC SERP (4)	8.08	81,666
			385,169

(1)	Pension benefits shown in the above table were determined using the methodology and material assumptions described in Note M to the financial statements in Alliance One’s Annual Report on Form 10-K for the year ended March 31, 2008, except as described in the footnotes below.
(2)	Present values for the AOI Pension Plan have been determined by assuming a retirement age of 65 (the normal retirement age specified in the Pension Plan).
(3)	The AOI SERP was frozen as of March 31, 2007. Present values for the net AOI SERP benefits have been determined by assuming a retirement age of 65 (the normal retirement age specified in the AOI SERP). The accumulated AOI SERP benefit as of March 31, 2008 is based on compensation and service through March 31, 2007, after deducting the value of offsetting benefits (such as the AOI Pension Plan, the SCC SERP, the AOI PEP, and foreign pension plans, as applicable), determined as of March 31, 2008.
(4)	The SCC SERP was frozen as of December 31, 2005. The present value calculations are based on the frozen benefit, assuming a retirement age of 65.
(5)	The AOI PEP was frozen as of March 31, 2007. The present value for the net AOI PEP benefit has been determined by assuming a retirement age of 60. The accumulated AOI PEP benefit as of March 31, 2008 is based on compensation and service through March 31, 2007 and the value of offsetting benefits (such as the AOI Pension Plan) determined as of March 31, 2008.

Plan Summaries/Provisions

Alliance One International, Inc. Pension Plan

The Alliance One International, Inc. Pension Plan (the “AOI Pension Plan”) is a funded and tax-qualified defined benefit pension plan that provides benefits under a “cash balance” formula. Under this formula, pension benefits are based on the participant’s notional account balance. As of the last day of each calendar year, the participant’s notional account balance is credited with a notional retirement credit equal to a percentage of eligible compensation for the year. The percentage is based on the participant’s age and years of service, as follows:

Age plus Service	Retirement Credit
Under 40	3.5%
40-49	4.0%
50-59	5.0%
60-69	6.0%
70-79	7.0%
80 or more	8.0%

As of March 31, 2008, combined age and credited service for Messrs. Harrison, Cooley, Sikkel, Kappaun and Babb equaled 66, 83, 43, 49 and 73 respectively.

Eligible compensation generally includes all taxable earnings paid in cash plus the participant’s pre-tax 401(k) and cafeteria plan contributions for the year. However, eligible compensation does not include commissions and extra pay for foreign service. In addition, compensation in excess of the applicable IRS limit ($230,000 for calendar year 2008) is ignored.

The participant’s notional account balance is also credited with annual interest credits. The annual interest crediting rate for each calendar year is equal to the average rate paid on One Year Treasury Constant Maturity Bonds for the month of November in the preceding year, plus 1%. The interest crediting rate for calendar year 2008 is 4.50%.

As of March 31, 2008, the Alliance One Pension Plan covered all full-time, salaried employees of Alliance One and its subsidiaries who have completed 30 days of employment. Benefits earned under the AOI Pension Plan vest after five years of service, or upon attaining age 65 while actively employed.

A terminated participant may elect to receive the actuarially equivalent value of his or her vested accrued benefit in the form of a lump sum payment or an immediate or deferred annuity commencing at any time following termination of employment.

The Alliance One Pension Plan preserves certain early retirement rights for participants whose benefits include benefits earned under pension plans merged into the Alliance One Pension Plan. These provisions will not have a material affect on benefit payments for any of the Named Executives

AOI Supplemental Executive Retirement Plan (SERP)

The Alliance One International, Inc. Supplemental Executive Retirement Plan (SERP) was amended and restated on March 30, 2007. The SERP is an unfunded, nonqualified pension plan for selected current and former management employees. The SERP provides an annual retirement benefit equal to 50 percent of the employee’s final average compensation. Benefits payable to an employee under the SERP are offset by all or a portion of the retirement benefits payable to the employee under certain other arrangements, including the Company’s domestic and foreign pension plans, the PEP, social security-type programs of foreign countries, and profit-sharing accounts originally funded by a Company predecessor. SERP benefits are also offset by supplemental retirement benefits payable under the terms of an employment agreement, unless the terms of an employment agreement provide otherwise.

Under the SERP, final average compensation is defined as the average of the three highest fiscal years’ cash compensation during the ten preceding fiscal years. Compensation does not include commissions, extra pay for foreign service, amounts paid as special incentive bonuses in connection with the merger of Standard Commercial Corporation and DIMON Incorporated, or severance benefits. Under the SERP, the employee’s final average compensation is frozen as of March 31, 2007. However, the value of the offsetting benefits is not frozen, and will not be determined until the employee’s termination of employment.

An employee will vest in his full SERP benefit by remaining employed with the Company until the earlier of March 31, 2012, or the date the employee has attained age 60 and the sum of his age and years of service equal at least 80. An employee who terminates before full vesting but after a change in control is entitled to a pro-rated benefit. However, an employee who is terminated for cause will forfeit any benefits otherwise payable under the SERP. Prior to a change in control, an employee’s benefits are also subject to forfeiture if the employee violates the SERP’s non-compete provisions. As a part of Mr. Cooley’s Severance Election and Release in conjunction with his terminating employment on March 31, 2008, the Company accelerated the vesting for Mr. Cooley providing him with full vesting in his SERP benefits at the time of his termination. Payments to Mr. Cooley from the SERP will begin the month after he turns age 65.

The vested SERP benefit is payable in the form of an annuity for the life of the retired employee, with monthly payments commencing at age 65 (or actual retirement if later). However, any amounts payable within six months after the retired employee’s separation from service will be withheld and paid, with interest, in the seventh month after separation.

If the retired employee is married when SERP benefit payments begin and his spouse survives him, his surviving spouse will receive monthly payments for her life in an amount equal to 50 percent of the monthly payments the retired employee was receiving. If a married employee dies before retirement but after satisfying the SERP’s vesting provisions (or after age 50, if earlier), his surviving spouse will receive a pre-retirement death benefit equivalent in value to the 50 percent survivor benefit the spouse would have received if the employee had survived to age 65.

As of March 31, 2008, Messrs. Harrison, Cooley, and Kappaun were participants in the AOI SERP. Messrs. Sikkel and Babb were not participants in the AOI SERP.

AOI Pension Equity Plan (PEP)

The Alliance One International, Inc. Pension Equity Plan (PEP) was amended and restated on March 30, 2007. The PEP is an unfunded, nonqualified pension plan for selected current and former management employees. The PEP provides an annual retirement allowance equal to 1.1% of the employee’s credited service times the employee’s final average compensation. Benefits payable to an employee under the PEP are offset by all or a portion of the retirement benefits payable to the employee under certain other arrangements, including the Company’s domestic and foreign pension plans.

Under the PEP, final average compensation is defined as the highest average of five consecutive fiscal years’ cash compensation during the ten preceding fiscal years. Compensation does not include commissions, extra pay for foreign service, amounts paid as special incentive bonuses in connection with the merger of Standard Commercial Corporation with and into DIMON Incorporated, or severance benefits. Under the PEP, final average compensation is frozen as of March 31, 2007. However, the value of the offsetting benefits is not frozen, and will not be determined until the employee’s termination of employment.

Credited service is the employee’s total period of service with the Company plus future service the employee would earn if he remained employed with the Company until age 65.

An employee will vest in his full PEP benefit by remaining employed with the Company until the earlier of March 31, 2012, or the PEP normal retirement date. The PEP normal retirement date is the date the employee has attained age 60 and the sum of his age and years of service equal at least 85. If the employee had the title of Senior Vice President or above with DIMON Incorporated (or one of its predecessors) prior to July 1, 1995, the employee’s PEP normal retirement date is the date the employee has attained age 55 and the sum of his age and years of service equal at least 85. An employee who terminates before full vesting but after a change in control is entitled to a pro-rated benefit. However, an employee who is terminated for cause will forfeit any benefits otherwise payable under the PEP. As a part of Mr. Cooley’s Severance Election and Release in conjunction with his terminating employment on March 31, 2008, the Company accelerated the vesting for Mr. Cooley providing him with full vesting in his PEP benefits at the time of his termination. Payments to Mr. Cooley from the PEP will begin the month after he turns age 60.

An unmarried employee will receive his vested PEP retirement allowance in the form of a life annuity with monthly payments starting on his PEP normal retirement date (or actual retirement if later). If the employee is married, he will begin receiving his vested PEP retirement allowance at the same time but in the form of an actuarially equivalent joint and 50% survivor annuity with the spouse as the contingent annuitant. Any amounts payable within six months after the retired employee’s separation from service will be withheld and paid, with interest, in the seventh month after separation.

If a married employee dies before retirement but after satisfying the PEP’s vesting provisions (or after age 50, if earlier), his surviving spouse will receive a pre-retirement death benefit equal to the survivor benefit the spouse would have received if the employee had survived and started receiving benefits under a joint and 50% survivor annuity.

As of March 31, 2008, Mr. Cooley was a participant in the AOI PEP. Messrs. Harrison, Sikkel, Kappaun and Babb were not participants in the AOI PEP.

Standard Commercial Corporation Supplemental Retirement Plan (SCC SERP)

The Standard Commercial Corporation Supplemental Retirement Plan (the “SCC SERP”) provided benefits that would otherwise have been provided under Standard Commercial Corporation’s tax-qualified pension plan but for Internal Revenue Code limitations on amounts which could be paid out of a tax-qualified plan. Benefits under the SCC SERP were frozen as of December 31, 2005.

As of March 31, 2007, Messrs. Harrison and Babb were participants in the SCC SERP. Messrs. Cooley, Sikkel and Kappaun were not participants in the SCC SERP.

Equity Compensation Plan Information

Equity Compensation Plan Information
as of March 31, 2008

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c) (1)
Equity Compensation Plans Approved by Security Holders	3,155,235	6.28	3,679,600
Equity Compensation Plans Not Approved by Security Holders	0	Not Applicable	0

Total	3,155,235	6.28	3,679,600

(1)

The 2007 Incentive Plan allows for these shares to be issued in a variety of forms, including stock options, stock appreciation rights, stock awards, stock units, performance awards and incentive awards. Further, the Number of Securities Remaining Available for Future Issuance as set forth in this column (c) will increase by the Number of Securities to be Issued (as reflected in column (a)) which are associated with options, rights and warrants plus other stock awards that are forfeited from time to time.

Potential Payments Upon Termination or Change-in-Control

The following table presents the information on certain potential payments and benefits the Named Executives other than Mr. Cooley would be entitled to receive on account of their termination of employment, assuming that their employment terminated on March 31, 2008 under the listed scenarios. Mr. Cooley terminated employment on March 31, 2008, and the table shows the values of his termination benefits as of his termination date.

The table includes the value of termination benefits payable under employment and change-in-control agreements, nonvested equity awards, the AOI SERP, the AOI PEP, the SCC SERP, and split-dollar life insurance plans. Except as specifically noted, the table does not include the value of benefits payable under the Alliance One International, Inc. Pension Plan or group insurance programs, or benefits that might be realized upon the Named Executive’s exercise of equity awards that were vested as of March 31, 2008.

		Termination Scenario
Name	Benefit	Voluntary Termination without Good Reason	Disability	Death	Termination following Change-in- Control (1)	Involuntary Termination with Cause	Involuntary Termination without Cause (2)
Robert E. Harrison (8)	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	$3,165,750	n/a	$2,638,125
	Stock Options (4)	n/a	$183,050	$183,050	$183,050	n/a	$183,050
	Restricted Stock (4)	n/a	$1,040,692	$1,040,692	$1,040,692	n/a	$1,040,692
	AOI SERP (5)	n/a	n/a	$1,055,430	$1,970,093	n/a	$1,970,093
	SCC SERP (5)	$269,028	$269,028	$348,304	$269,028	$269,028	$269,028
	Welfare Benefits (6)	n/a	n/a	n/a	$14,436	n/a	$12,030

		$269,028	$1,492,770	$2,627,476	$6,643,049	$269,028	$6,113,018

James A. Cooley	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	n/a	n/a	$308,000
	Stock Options (4)	n/a	n/a	n/a	n/a	n/a	n/a
	Restricted Stock (4)	n/a	n/a	n/a	n/a	n/a	n/a
	AOI PEP (5)	n/a	n/a	n/a	n/a	n/a	$765,425
	AOI SERP (5)	n/a	n/a	n/a	n/a	n/a	$443,914
	Split-Dollar Life Insurance (7)	n/a	n/a	n/a	n/a	n/a	$143,086
	Welfare Benefits (6)	n/a	n/a	n/a	n/a	n/a	$9,913

		$0	$0	$0	$0	$0	$1,670,338

J. Pieter Sikkel	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	$880,000	n/a	n/a
	Stock Options (4)	n/a	$39,225	$39,225	$39,225	n/a	$39,225
	Restricted Stock (4)	n/a	$141,336	$141,336	$141,336	n/a	$141,336
	Welfare Benefits (6)	n/a	n/a	n/a	$28,368	n/a	n/a

		$0	$180,561	$180,561	$1,088,929	$0	$180,561

Hilton Kappaun	Severance or Salary Continuation Payments (3)	$108,490	$108,490	n/a	$880,000	n/a	$754,892
	Stock Options (4)	n/a	$39,225	$39,225	$39,225	n/a	$39,225
	Restricted Stock (4)	n/a	$141,336	$141,336	$141,336	n/a	$141,336
	AOI SERP (5)	n/a	n/a	$0	$0	n/a	$0
	Welfare Benefits (6)	n/a	$118,200	$118,200	$146,568	n/a	$118,200

		$108,490	$407,251	$298,761	$1,207,129	$0	$1,053,653

Henry C. Babb	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	$841,000	n/a	$580,000
	Stock Options (4)	n/a	$39,225	$39,225	$39,225	n/a	$39,225
	Restricted Stock (4)	n/a	$125,028	$125,028	$125,028	n/a	$125,028
	SCC SERP (5)	$81,666	$81,666	$48,890	$81,666	$81,666	$81,666
	Welfare Benefits (6)	n/a	n/a	n/a	$7,536	n/a	n/a

		$81,666	$245,919	$213,143	$1,094,455	$81,666	$825,919

(1)	For Named Executives other than Mr. Harrison, amounts shown in this column represent benefits payable per existing Change in Control Agreements in the event of the Named Executive’s termination following a change in control, provided that the termination is either a voluntary termination by the Named Executive for good reason or an involuntary termination by Alliance One without cause. For Mr. Harrison, the amounts in this column represent benefits payable per Mr. Harrison’s employment agreement following a change in control (provided that the termination is either a voluntary termination by Mr. Harrison for good reason, or an involuntary termination by Alliance One without cause), and also reflect payments that would be made upon voluntary termination for good reason in the absence of a change in control.
(2)	Amounts shown in this column reflect benefits payable in the absence of a change in control.
(3)	The single sum severance benefits shown for Messrs. Harrison, Sikkel, Kappaun and Babb are based on multiples of their base salary in effect on March 31, 2008, and their target annual bonus for fiscal year 2008.

The single sum severance benefit shown for Mr. Cooley is per the Severance Election and Release entered into in conjunction with his termination of employment March 31, 2008, which agreement provided that the termination of his employment shall be treated as involuntary termination without cause for purposes of determining his benefits.

(4)	Stock option and restricted stock values are estimated based on the closing price of Alliance One stock on March 31, 2007. Upon the death or disability of the Named Executive, all equity awards become immediately vested in accordance with the provisions of the grant agreements. Note that upon the Named Executive’s termination of employment (other than a for cause termination by Alliance One) after satisfying the eligibility requirements for retirement under the Alliance One Pension Plan, all shares of restricted stock become immediately vested.
(5)	Values reflect the present value of the accumulated benefit obligation for the applicable Named Executive. Present values were determined using the same assumptions as described in the “Pension Benefits Table.” Benefits under the AOI SERP, AOI PEP and SCC SERP are payable only in the form of an annuity, as described in the narrative following the “Pension Benefits Table.”
(6)	Amounts shown for welfare benefits reflect the value of Alliance One’s obligation to provide post-termination coverage under Alliance One’s employee welfare benefit plans, to the extent such coverage is not made available generally to all salaried employees on a nondiscriminatory basis, valued using current COBRA rates.

The welfare benefit amounts shown for Mr. Kappaun include the estimated present value of Alliance One’s obligation to provide post-termination coverage under the Alliance One Exportadora de Tabacos Ltda. Retired Director’s Benefits Policy in Brazil, which provides for continued coverage beginning at age 55 for the Director and eligible dependents. The present value of accumulated benefits were determined using the methodology and material assumptions described in Note M to the financial statements in Alliance One’s Annual Report on Form 10-K for the year ended March 31, 2008.

(7)	The amounts shown reflect the estimated present value of continued participation in the split dollar life insurance arrangement following termination of employment. The estimated present value is based on the difference between (a) the projected amount of total premiums Alliance One will have paid over the term of the split dollar agreement, and (b) the present value as of March 31, 2008 (assuming a discount rate of 5.9%) of the amount Alliance One expects to receive out of the policy cash value at maturity. Alliance One’s projected premiums have been calculated based on projected term costs. The estimates assume that Alliance One does not exercise any available rights to take out policy loans.
(8)	Mr. Harrison’s employment agreement contains special rules that apply if retirement, severance and other benefits payable to Mr. Harrison are “parachute payments” within the meaning of Section 280G of the Internal Revenue Code. If the total parachute payments would be less than 110% of the amount that would cause Mr. Harrison to incur an excise tax liability under Section 4999 of the Internal Revenue Code, his benefits are reduced to the maximum amount that can be paid without triggering such excise tax liability. If the total parachute payments exceed 110% of the amount that would cause Mr. Harrison to incur an excise tax liability under Section 4999, his benefits will not be reduced and Alliance One will be obligated to pay Mr. Harrison an additional amount so that the total benefits he receives after payment of Section 4999 excise taxes will be equal in value to the benefits he would have received if the excise tax had not been imposed.

Employment Agreements

In connection with the merger, Alliance One entered into an employment agreement with Robert E. Harrison to serve as President and Chief Operating Officer of Alliance One, which agreement became effective as of the closing date of the merger. However, as announced on December 14, 2006, reflecting the successful completion of the merger integration process, the Board of Directors confirmed the appointment of Mr. Harrison as Chief Executive Officer as of January 1, 2007.

Pursuant to the employment agreement, a copy of which was filed as an exhibit to Alliance One’s Current Report on Form 8-K filed on November 8, 2004 and is incorporated herein by reference, the Company is obligated to continue compensation and benefits to Mr. Harrison for the scheduled term of the agreement. If the employment agreement is terminated by Mr. Harrison without “good reason,” the Company is generally obligated to pay compensation and benefits only to the date of termination. “Good reason” is defined to include a breach of the agreement, a diminution or change in the Executive’s title, duties, or authority, or a relocation of the Company’s principal offices. If Mr. Harrison’s employment is terminated without Cause or he resigns for Good Reason, he will be entitled to receive a multiple of his annual base salary and target bonus amount in severance, accelerated vesting of equity, and continued participation in Alliance One’s welfare plans.

Mr. Harrison’s agreement also contains a world-wide non-competition provision for three years following termination of employment other than by the Company without Cause or by Mr. Harrison with Good Reason. In addition, he will be subject to a prohibition on solicitation of Alliance One’s employees, customers and vendors for a period of one year after such termination.

Mr. Babb also has an employment agreement with the Company that was entered into with Standard Commercial in 1998, which contains customary provisions relating to his duties, minimum compensation, vacation and sick leave and confidentiality. The employment agreement is terminable by the Company upon 30 days advance notice; provided that upon termination without cause, the Company shall continue to pay Mr. Babb his annual base salary at that time for a period of two years after such termination. In addition, the agreement provides that upon a change-in-control of the Company in which the acquirer of control does not offer Mr. Babb acceptable continuing employment, the Company shall pay to Mr. Babb an amount equal to two years of his annual base salary at that time.

The effects of the termination and change of control benefits summarized above are illustrated in more detail under the section entitled “Potential Payments Upon Termination or Change of Control.”

Change-in-Control Agreements; Expiration of Window; Termination

The Company and its predecessors entered into certain change in control agreements with senior management, including Mr. Cooley, Mr. Babb, Mr. Sikkel and Mr. Kappaun, which agreements were first initiated in connection with the merger of Standard with and into DIMON, which closed in May, 2005.

Such change-in-control agreements provide that if such individuals’ employment is terminated by Alliance One without cause, or if such individual resigns for good reason within the 24 month period immediately following a change-in-control, he shall be entitled to receive:

•	a one-time payment equal to two times the sum of his annual base salary plus the greater of his target or actual bonus;

•	full compensation through the date of termination, including pro-rated annual incentive bonus equal to the greater of his target or actual bonus for the partial year; and

•	continued welfare benefits for 24 months following the date of termination.

In addition, all unvested options to purchase Alliance One common stock with an exercise price less than the common stock’s fair market value and restricted stock awards owned by such employees will automatically vest and become exercisable. Options with an exercise price greater than the common stock’s fair market value will be canceled. The amounts payable to such executives are subject to reduction in order to avoid excise tax liability pursuant to Section 280G of the Internal Revenue Code.

The Company maintains similar change-in-control agreements with other members of management; however, those agreements provide for benefits based on either 2.0 or 1.0 times annual base salary, and the greater of target or actual bonus compensation and 24 or 12 months of welfare benefits continuation.

On May 13, 2007, the two-year change-in-control window surrounding the merger of Standard Commercial and DIMON expired. As a result, the Merger is no longer a qualifying change-in-control event under the Named Executives’ employment agreements or change-in-control agreements.

In addition, effective November 4, 2008, the Company is terminating all outstanding change in control agreements, with the exception of those change in controls provisions included as components of employment agreements. In such regard, during the period that Mr. Babb’s change in control agreement remains in effect, the provisions of such agreement supersede the change in control provisions of Mr. Babb’s employment agreement; provided, that following the termination of Mr. Babb’s change in control agreement on November 4, 2008, the change in control provisions of his employment agreement will continue.

OTHER MATTERS

On this date, the Company is not aware of any matters to be presented for action at the meeting other than as stated in this notice. However, if any other matters requiring a vote of shareholders are properly presented at the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

The annual report, including consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2008, is being mailed to shareholders with this proxy statement on or around July 10, 2008.

By Order of the Board of Directors:

Henry C. Babb
Secretary

ALLIANCE ONE INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

North Raleigh Hilton Hotel

Ballroom G

3415 Wake Forest Road

Raleigh, North Carolina

July 31, 2008

10:00 a.m

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20430000000000000000 8 073108

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors: Class II nominees for three-year terms expiring in 2011:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

C. Richard Green, Jr.

Nigel G. Howard

Joseph L. Lanier, Jr.

William S. Sheridan

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for the Fiscal Year Ending March 31, 2009

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before it.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALLIANCE ONE INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

North Raleigh Hilton Hotel

Ballroom G

3415 Wake Forest Road

Raleigh, North Carolina

July 31, 2008

10:00 a.m

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20430000000000000000 8 073108

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors: Class II nominees for three-year terms expiring in 2011:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

C. Richard Green, Jr.

Nigel G. Howard

Joseph L. Lanier, Jr.

William S. Sheridan

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for the Fiscal Year Ending March 31, 2009

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before it.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

ALLIANCE ONE INTERNATIONAL, INC.

Annual Meeting of Shareholders - July 31, 2008

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Henry C. Babb and Robert A. Sheets or either of them, each with full power of substitution, as proxies, to represent the undersigned and to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of ALLIANCE ONE INTERNATIONAL, INC., to be held at 10:00 a.m. on Thursday, July 31, 2008, at the North Raleigh Hilton Hotel, Ballroom G, 3415 Wake Forest Road, Raleigh, North Carolina, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions given on the reverse side of this card. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof. To the extent no directions are given on a proposal, this proxy will be voted FOR the nominees listed on the reverse side, and FOR the ratification of the appointment of Deloitte & Touche LLP.

(Continued and to be signed on the reverse side.)

14475